Form of	Exhibit 4(b)

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this ___ day of ________, 201__, by and between Janus Investment Fund, a Massachusetts business trust (the “Trust”), on behalf of Janus Emerging Markets Fund, a series of the Trust (the “Target Fund”), and Janus Henderson Emerging Markets Fund, a series of the Trust (the “Acquiring Fund”). Janus Capital Management LLC (“JCM”) joins this agreement solely for the purpose of agreeing to be bound by Paragraph 5.

All references in this Agreement to action taken by the Target Fund or the Acquiring Fund shall be deemed to refer to action taken by the Trust on behalf of the respective portfolio series.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization (the “Reorganization”) will consist of the transfer by the Target Fund of all or substantially all of its assets to the Acquiring Fund, in exchange solely for Class A, C, D, I, S, N and T voting shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of the same class of shares of the Target Fund, the assumption by the Acquiring Fund of all the liabilities of the Target Fund, and the distribution of the Class A, C, D, I, S, N and T Acquiring Fund Shares to the shareholders of the Target Fund in complete liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Board of Trustees of the Trust has determined that it is in the best interest of each of the Target Fund and the Acquiring Fund that assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for Class A, C, D, I, S, N and T Acquiring Fund Shares pursuant to this Agreement and in accordance with the applicable statutes of the Commonwealth of Massachusetts, and that the interests of existing shareholders of the Target Fund or the Acquiring Fund will not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION

1.1         Subject to the terms and conditions herein set forth, the Trust shall (i) transfer all or substantially all of the assets of the Target Fund, as set forth in paragraph 1.2, to the Acquiring Fund, (ii) the Trust shall cause the Acquiring Fund to deliver to the Trust full and fractional Class A, C, D, I, S, N and T Acquiring Fund Shares having an aggregate net asset value equal to the value of the aggregate net assets of the same class of shares of the Target Fund as of the close of regular session trading on the New York Stock Exchange on the Closing Date, as set forth in paragraph 2.1 (the “Closing Date”) and (iii) the Trust shall cause the Acquiring Fund to assume all liabilities of the Target Fund, as set forth in paragraph 1.2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the “Closing”).

1.2         The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, and dividends or interest receivable which are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date. The Acquiring Fund will assume all of the liabilities, expenses, costs, charges and reserves of the Target Fund of any kind, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.

1.3         The Target Fund will distribute pro rata to its shareholders of record of the applicable classes, determined as of immediately after the close of business on the Closing Date (the “Current Shareholders”), the Class A, C, D, I, S, N and T Acquiring Fund Shares received by the Trust pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the Class A, C, D, I, S, N and T Acquiring Fund Shares then credited to the accounts of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Current Shareholders and representing the respective pro rata number of the Class A, C, D, I, S, N and T Acquiring

Fund Shares due to such shareholders. All issued and outstanding shares of the Target Fund will simultaneously be canceled on the books of the Trust. The Acquiring Fund shall not issue certificates representing the Class A, C, D, I, S, N and T Acquiring Fund Shares in connection with such exchange. Ownership of Class A, C, D, I, S, N and T Acquiring Fund Shares will be shown on the books of the Trust’s transfer agent. As soon as practicable after the Closing, the Trust shall take all steps necessary to effect a complete liquidation of the Target Fund.

2. CLOSING AND CLOSING DATE

2.1         The Closing Date shall be _____, 2017, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of Janus Capital Management LLC (“JCM”), 151 Detroit Street, Denver, Colorado 80206-4805, or at such other time and/or place as the parties may agree.

2.2        The Trust shall cause Janus Services LLC (the “Transfer Agent”), transfer agent of the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number, class, and percentage ownership of outstanding shares of the Target Fund owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Class A, C, D, I, S, N and T Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Trust or provide evidence satisfactory to the Trust that such Class A, C, D, I, S, N and T Acquiring Fund Shares have been credited to the accounts of the Target Fund on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES

3.1         The Trust, on behalf of the Target Fund, hereby represents and warrants to the Acquiring Fund as follows:

(i)         the Trust is duly organized and existing under its Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;”

(ii)         the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Target Fund;

(iii)         the execution and delivery of this Agreement on behalf of the Target Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Target Fund (other than as contemplated in paragraph 4.1(vii)) are necessary to authorize this Agreement and the transactions contemplated hereby;

(iv)         this Agreement has been duly executed by the Trust on behalf of the Target Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors’ rights generally, and general equitable principles;

(v)         neither the execution and delivery of this Agreement by the Trust on behalf of the Target Fund, nor the consummation by the Trust on behalf of the Target Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Declaration of Trust or the Amended and Restated Bylaws of the Trust (“Bylaws”), as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

(vi)         if applicable, the unaudited statement of assets and liabilities of the Target Fund as of the Closing Date, determined in accordance with generally accepted accounting principles consistently applied from the prior audited period, accurately reflects all liabilities of the Target Fund as of the Closing Date;

(vii)         no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary (other than as contemplated in paragraph 4.1(vii)) for the execution and delivery of this Agreement by the Trust on behalf of the Target Fund or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

(viii)         On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(ix)         For each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund: (i) has elected to qualify, and has qualified or will qualify (in the case of the short taxable year ending on the Closing Date), for taxation as a “regulated investment company” under the Code (a “RIC”); (ii) has been eligible to compute and has computed its federal income tax under Section 852 of the Code, and on or prior to the Closing Date will have declared and paid a distribution with respect to all its investment company taxable income (determined without regard to the deduction for dividends paid), the excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code and its net capital gain (as such terms are defined in the Code) in each case that has accrued or will accrue on or prior to the Closing Date; and (iii) has been, and will be (in the case of the short taxable year ending on the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(x)        Except as otherwise disclosed in writing to the Acquiring Fund, the Target Fund is in compliance in all material respects with the Internal Revenue Code (the “Code”) and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xi)        The Target Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xii)        The Target Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xiii)        Except as otherwise disclosed to the Acquiring Fund, the Target Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code; and

(xiv)        The Target Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (x) through (xvi) above.

3.2         The Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Target Fund as follows:

(i)         the Trust is duly organized and existing under its Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;”

(ii)         the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Acquiring Fund;

(iii)         the execution and delivery of this Agreement on behalf of the Acquiring Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

(iv)         this Agreement has been duly executed by the Trust on behalf of the Acquiring Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors’ rights generally, and general equitable principles;

(v)         neither the execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund, nor the consummation by the Trust on behalf of the Acquiring Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Declaration of Trust or the Bylaws of the Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

(vi)         the net asset value per share of a Class A, C, D, I, S, N and T Acquiring Fund Share as of the close of regular session trading on the New York Stock Exchange on the Closing Date reflects all liabilities of the Acquiring Fund as of that time and date;

(vii)         no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

(viii)         On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof; and

(ix)         For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund: (i) has elected or will elect to qualify, has qualified or will qualify (in the case of the year that includes the Closing Date) and intends to continue to qualify for taxation as a RIC under the Code; (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year that includes the Closing Date; and (iii) has been, and will be (in the case of the taxable year that includes the Closing Date), treated as a separate corporation for U.S. federal income tax purposes.

4. CONDITIONS PRECEDENT

4.1         The obligations of the Trust on behalf of the Target Fund and the Trust on behalf of the Acquiring Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions with respect to such Reorganization:

(i)         The Trust shall have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-14 under the Securities Act of 1933, as amended (the “Securities Act”) and such amendment or amendments thereto as are determined by the Board of Trustees of the Trust and/or JCM to be necessary and appropriate to effect the registration of the Class A, C, D, I, S, N and T Acquiring Fund Shares (the “Registration Statement”), and the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

(ii)         Class A, C, D, I, S, N and T Acquiring Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

(iii)         All representations and warranties of the Trust on behalf of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Acquiring Fund shall have received a certificate of an officer of the Trust acting on behalf of the Target Fund to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Acquiring Fund;

(iv)         All representations and warranties of the Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Target Fund shall have received a certificate of an officer of the Trust acting on behalf of the Acquiring Fund to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Target Fund;

(v)         The Acquiring Fund and Target Fund shall have received an opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meager and Flom LLP, substantially to the effect that for U.S. federal income tax purposes the Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Code; notwithstanding anything herein to the contrary, the Trust may not waive the condition set forth in this paragraph;

(vi)         The Target Fund shall have declared and paid a dividend prior to the Closing Time, which, together with all previous dividends, will have the effect of distributing to its shareholders all of the Target Fund’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all periods up to and including the Closing Date, and all of the Target Fund’s net capital gain (as defined in Section 1222(11) of the Code), if any, for the avoidance of doubt after reduction for any usable capital loss carryforwards, recognized in all periods up to and including the Closing Date;

(vii)         The shareholders of the Target Fund shall have approved this Agreement at a special meeting of its shareholder;

(viii)        The merger of Horizon Orbit Corp. (“Merger Sub”), a direct wholly-owned subsidiary of Henderson Group, plc (“Henderson”) with and into Janus Capital Group, Inc. (“Janus”), with Janus surviving the merger as a direct wholly-owned subsidiary of Henderson, pursuant to the Agreement and Plan of Merger, dated as of October 3, 2016, among Janus, Henderson and Merger Sub, shall have been consummated; and

(ix)        The reorganization of Henderson Emerging Markets Fund (the “Predecessor Henderson Fund”), a series of Henderson Global Funds, a Delaware statutory trust (the “Henderson Trust”), with and into the Acquiring Fund, which will include the transfer of all of the Predecessor Henderson Fund’s assets and assumption of all of the Predecessor Henderson Fund’s liabilities by the Acquiring Fund in exchange for the issuance by the Acquiring Fund to the Predecessor Henderson Fund of shares of beneficial interest of the Acquiring Fund and the distribution of those shares to the Predecessor Henderson Fund’s shareholders, pursuant to the Agreement and Plan of Reorganization, dated as of _______, 2017, among the Henderson Trust, on behalf of the Predecessor Henderson Fund, the Trust, on behalf of the Acquiring Fund, JCM, and Henderson Global Investors (North America) Inc. shall have been consummated.

5. EXPENSES

JCM agrees that it will bear all costs and expenses of the Reorganization and transactions contemplated thereby; provided, however that the Acquiring Fund and the Target Fund will each pay any brokerage commissions, dealer mark-ups and similar expenses that they may incur in connection with the purchase or sale of portfolio securities.

6. ENTIRE AGREEMENT

The Trust agrees on behalf of each of the Target Fund and the Acquiring Fund that this Agreement constitutes the entire agreement between the parties.

7. TERMINATION

This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Trust at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board of Trustees of the Trust, make proceeding with the Agreement inadvisable.

8. AMENDMENTS

This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

9. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their principal place of business.

10. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

10.1         The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.2         This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

10.3         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.4         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.5         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, consultants, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery by such officers of the Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The Trust is a series company with multiple series and has entered into this Agreement on behalf of each of the Target Fund and the Acquiring Fund.

10.6         The sole remedy of a party hereto for a breach of any representation or warranty made in this Agreement by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

JANUS INVESTMENT FUND
For and on behalf of the Acquiring Fund

By:
Title:

Attest
By:
Title:

JANUS INVESTMENT FUND
For and on behalf of the Target Fund

By:
Title:

Attest
By:
Title:

JANUS CAPITAL MANAGEMENT, LLC

By:
Title:

Attest
By:
Title: